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                             Exhibit 4.2

                           FIRST AMENDMENT
                 TO STOCK SUBSCRIPTION WARRANT NO. 18



    Effective October 22, 1996, Paragraph 2 of Stock Subscription Warrant No. 18 shall be amended to read in its entirety as follows:

    2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time prior to January 29, 2002.

    Except as so amended, all other terms and conditions of Stock Subscription Warrant No. 18 shall remain in full force and effect.

    IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this First Amendment to Stock Subscription Warrant No. 18 to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, effective as of October 22, 1996.

                                  GRUBB & ELLIS COMPANY



                                  By   /s/ Robert J. Walner
                                    ----------------------------
                                       Robert J. Walner
                                       Senior Vice President



Attest:



By   /s/ Carol M. Vanairsdale
  --------------------------------
    Carol M. Vanairsdale
    Assistant Secretary

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